Exhibit 99.1

TRIDENT ACQUISITIONS FILES PROXY SUPPLEMENT DETAILING TERMS FOR
EXTENSION OF BUSINESS COMBINATION DEADLINE

NEW YORK, November 27, 2020 /PRNewswire/ -- Trident Acquisitions Corp. (NASDAQ: TDACU, TDAC, TDACW) (“Trident”), a special purpose acquisition company, announced that it has filed a proxy supplement to its annual meeting proxy statement (the “Supplement”). The Supplement explains certain changes to the terms under which Trident can extend its available time to complete a business combination. If stockholders approve the amendment to Trident’s certificate of incorporation at the November 30, 2020 stockholder’s meeting (the “Annual Meeting”), which allows Trident the ability to extend the date by which it has to complete a business combination by an additional three months and with an ability to further extend for an additional three months if approved by Trident’s board of directors, Trident will be required to deposit additional funds into the trust account under the following terms:

●	With respect to the first month of the extension, Trident or its insiders must deposit $0.05 for each public share of common stock that has not redeemed in connection with the Annual Meeting, and such deposit must take place on or prior to December 1, 2020.

●	For each month of the extension thereafter, if the daily volume weighted average price of Trident’s common stock for any 10 consecutive trading days in the prior month is below $11.40 per share, as determined two (2) trading days prior to the last day of such month, Trident or its insiders are required to deposit $0.05 into Trident’s trust account for each public share of common stock that has not redeemed in connection with the Annual Meeting.

On November 19, 2020, Trident announced a binding letter of intent to combine with Lottery.com, a leading online platform to play the lottery from your phone, offering official state-sanctioned lottery games in the U.S. and around the world. The parties intend to execute a definitive agreement and currently anticipate closing the business combination in first quarter of 2021.

About Trident Acquisitions Corp.

Trident is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Trident's securities are quoted on the NASDAQ stock exchange under the ticker symbols TDACU, TDAC and TDACW. For more information, visit tridentacquisitions.com.

Important Notice Regarding Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements," including the funding of the Trust Account to extend the period of time for Trident to consummate a business combination. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Trident, including those set forth in the Risk Factors section of Trident's annual report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website, www.sec.gov. Trident undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Disclaimer

Trident Acquisitions Corp. and its directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of Trident’s common stock at the annual meeting of stockholders scheduled for November 30,2020. Information about the proposals presented at the meeting are contained in the proxy statement, which was previously mailed to stockholders, as well as in the proxy supplement to the proxy statement. This document can be obtained free of charge from the sources indicated below.

Trident has mailed the definitive proxy statement and a proxy card to each stockholder entitled to vote at the meeting. INVESTORS AND SECURITY HOLDERS OF TRIDENT ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MEETING THAT TRIDENT WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TRIDENT AND THE PROPOSALS PRESENTED AT THE MEETING. The proxy statement and any other documents filed by Trident with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or at https://www.cstproxy.com/tridentacquisitions/sms2020.

Investor Relations Contact:

Gateway Investor Relations

Cody Slach

(949) 574-3860

TDAC@gatewayir.com